UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2013 (April 18, 2013)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 18, 2013, the Board of Directors of Southern Copper Corporation (“SCC” or the “Company”) appointed the following new executive officers of the Company:

Raul Jacob Ruisanchez, Vice President, Finance and Chief  Financial Officer;

Agustin Avila Martinez, Comptroller,

Javier Gomez Aguilar, Vice President, Legal and General Counsel;

Juan Manuel Rodriguez Arriaga, Vice President, Commercial; and

Hans A. Flury, Secretary.

Mr. Raul Jacob Ruisanchez replaces Mr. Genaro Guerrero Diaz Mercado who had served as SCC’s Vice President, Finance and Chief  Financial Officer since January 2,  2008.  Mr. Guerrero Diaz Mercado resigned to pursue other professional opportunities and there were no disagreements with SCC or management.  The Company expressed its gratitude and recognition to Mr. Guerrero Diaz Mercado for his valuable services to the Company.

Mr. Raul Jacob Ruisanchez (aged 54) had served as our Comptroller from October 27, 2011 until April 18, 2013.  He has held various positions focused primarily on financial planning, corporate finance, investor relations and project evaluation with the Company since 1992.  In September 2011, he was appointed Director of Controller and Finance of the Company’s Peruvian Branch and Vice President and Chief Financial Officer of Southern Peru Limited, one of the Company’s subsidiaries.  In 2010, Mr. Jacob was considered by Institutional Investor among the top three investor relations executives of Latin America.  He is currently a member of the consulting board of the MBA program (Finance) of the Universidad del Pacífico in Lima, Peru.  Until March of 2010, he was President of the Strategic Studies Center of IPAE, an entrepreneurial association.  Between 2004 and 2006, he was the President of the Finance Affairs Committee of the American Chamber of Commerce of Peru.  Mr. Jacob holds an economics degree from Universidad del Pacifico, a Master’s Degree from the University of Texas (Austin) and a Degree in International Business Management form the Stockholm School of Economics .

Mr. Agustin Avila Martinez (aged 58) replaces Mr. Raul Jacob Ruisanchez as Comptroller of the Company.  He had been our Assistant Comptroller for the last five years and has been the Director, Controller of Grupo Mexico S.A.B. de C.V. (“Grupo Mexico”), SCC’s indirect parent company, since March 2000.  From November 1993 until March 2000 he was Deputy Controller and from September 1988 until November 1993 he was General Controller of SCC’s subsidiaries, Mexicana de Cobre S. A. de C.V. and Mexicana de Cananea S.A. de C.V., the former operator of SCC’s Buenavista mine.  Mr. Avila Martinez is a certified public accountant.

Mr. Javier Gomez Aguilar (aged 39) has been Legal Assistant Manager of Corporate Affairs of Minera Mexico S. A. de C. V. (“Minera Mexico”), a subsidiary of the Company, since 2005.  He has been responsible since October 2010 of Minera Mexico’s legal matters, including corporate, international, contractual mining and special projects.  He has been Secretary of the Board of Minera Mexico and subsidiaries since April 2011.  Previously he was an attorney for the Ministry of Public Education of Mexico from 1999 to 2004.  Mr.  Gomez Aguilar is an accomplished Mexican attorney with broad experience in complex legal transactions, corporate, civil, commercial, international, mining and financial matters, including mergers and acquisitions and several public infrastructure bidding processes, having worked with various prestigious law firms in Mexico.  He holds a law degree from the Marista University in Mexico City, Mexico and a Master’s Degree from the Antonio Nebrija University of Madrid, Spain.  Mr. Gomez Aguilar is currently president of his class in the top management program (D-1C) of the PanAmerican Institute for High Business Direction or IPADE in Mexico.

Mr. Juan Manuel Rodriguez Arriaga (aged 53), with 26 years-work experience in Grupo México, has served as Commercial Director of Minera México since May 2003.  Mr. Rodriguez Arriaga has held various commercial positions with Grupo México and certain of its affiliates and subsidiaries.  He was Commercial Director of Asarco LLP, a subsidiary of Grupo Mexico, from 2000 to 2001.

Mr. Hans Albert Flury Royle (aged 61) has been Legal Counsel of the Company’s Peruvian operations and SCC’s Assistant Secretary for the last five years.  Previously, he was Secretary of the Company from July 25, 2001 until 2002.  He has been Director of Legal Affairs of the Company in Peru since 1989.  He commenced his career with the Legal Department of the Company in Peru in 1974.  He holds a law degree from the Catholic University of Lima and an Honoris Causa Doctorate Degree from the National Engineering University in Peru.  He has followed post-graduate courses at the Universities of Texas and Virginia.

Information on transactions with Grupo Mexico and affiliates is incorporated herein by reference from the “Related Party Transactions” section in the Company’s 2013 Proxy Statement and from information in the Company’s 2012 Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

	By:	/s/ Raul Jacob
	Name:	Raul Jacob
	Title:	Vice President, Finance and Chief Financial Officer

Date: April 19, 2013